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                                POWER OF ATTORNEY

         The undersigned, Weco-Rederi A/S, the principal business address of which is Rungsted Strandvej 113, DK-2960 Rungsted Kyst, Denmark, do hereby appoint Oliver Edwards, Esq. or Randolph DelFranco, Esq., c/o Holland & Knight LLP, 195 Broadway, 24th Floor, New York, NY, 10007, as attorney-in-fact, to execute and cause to be filed or delivered, a Form ID and as required by Sections 13(d), 13(g) and 16(a) of the Securities Exchange Act of 1934, any number, as appropriate, of originals and copies of the Securities and Exchange Commission Schedule 13D or 13G, as the case may be, and Forms 3, 4 or 5, as the case may be, any amendments thereto, in respect of the shares of MC Shipping Inc. common stock, par value $0.01 per share, owned by the undersigned and generally to take such other actions and perform such other things necessary to effectuate the foregoing as fully in all respects as it could do if the undersigned were personally present.


                           Signed as of the 21st day of November 2005.



                           WECO-REDERI A/S

                           By:  /s/ Claes Rechnitzer
                               ---------------------
                               Name:  Claes Rechnitzer
                               Title:     Director

                           By:  /s/ Oluf Myhrmann
                               ---------------------
                               Name:  Oluf Myhrmann
                               Title:     Director